OFFICE LEASE
                                1890 MAPLE AVENUE
                               EVANSTON, ILLINOIS

                                     Between
                           SHAW REALTY SERVICES, INC.,
                                  as agent for
          CHS EVANSTON ONE ASSOCIATES, LIMITED PARTNERSHIP ("Landlord")

                                       and

                      IMMTECH INTERNATIONAL, INC.("Tenant")
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    Section                                                                Page

1.  Basic Lease Provisions .................................................  3
2.  Leasing Agreement ......................................................  4
3.  Term and Possession ....................................................  4
4.  Rent--Annual Base Rent .................................................  4
5.  Adjustments to Annual Base Rent ........................................  5
6.  Services ...............................................................  7
7.  Recording-Liens by Tenant ..............................................  8
8.  Security Deposit .......................................................  8
9.  Mortgage by Landlord ...................................................  8
10. Certain Rights Reserved to Landlord ....................................  9
11. Insurance and Waiver of Claims ......................................... 10
12. Condition of Premises .................................................. 11
13. Alterations ............................................................ 12
14. Repairs by Landlord .................................................... 12
15. Laws, Rules and Regulations ............................................ 12
16. Condemnation, Fire and Other Casualty .................................. 13
17. Holding Over ........................................................... 13
18. Landlords Remedies ..................................................... 13
19. Air Conditioning, Heating and Ventilating .............................. 14
20. Subletting and Assigning ............................................... 15
21. Notices ................................................................ 16
22. Quiet Possession ....................................................... 16
23. Miscellaneous .......................................................... 16
24. Landlord's Liability ................................................... 18

                            1. BASIC LEASE PROVISIONS

(a) Building Address: 1890 Maple Avenue; Evanston, Illinois 60201 ("Building")
                      ----------------------------------------------------------

(b) Landlord and Address: CHS Evanston One Associates, Limited Partnership;
                          676 St. Clair Street, Suite 2200, Evanston, Illinois 60611
                          ------------------------------------------------------

(c) Tenant and Current Address: Immtech International, Inc., 906 University
                                Place   Evanston, Illinois 60201
                                ------------------------------------------------

(d) Date of Lease Execution: December 5, 1991
                             ---------------------------------------------------

(e) Commencement Date (if the Premises are subject to new construction, this date to be inserted when determined and the representatives of both parties should sign here):

December 1, 1991
--------------------------------------------------------------------------------

(f) Lease Term: 1 year
                ----------------------------------------------------------------

(g) Expiration Date: November 30, 1992
                     -----------------------------------------------------------

(h) Floor(s) or Room(s) of Premises: Suite 110
                                     -------------------------------------------

(i) Net Rentable Area (in Square Feet): 2,952
                                        ----------------------------------------

(j) Tenant's Business and Permitted Uses: General office, subject to provisions set forth herein re: research.
                                          --------------------------------------

(k) Annual Base Rent $17.00 per RSF for $50,184.00 per annum.
                     -----------------------------------------------------------

(l) Monthly Installments of Annual Base Rent: $4,182.00
                                              ----------------------------------

(m) Tenant's Proportion: 7.29%
                         -------------------------------------------------------

(n) Initial Consumer Price Index: N/A
                                  ----------------------------------------------

(0) Date Tenant Plans Due: N/A
                           -----------------------------------------------------

(p) Broker Referred to in Paragraph 23(k): N/A
                                           -------------------------------------

(q) Security Deposit: $8,364.00
                      ----------------------------------------------------------

      2. LEASING AGREEMENT. Landlord hereby leases to Tenant and Tenant hereby accepts and leases from Landlord the premises (the "Premises") in the Building described in Section 1(a) herein, which is contained in the research park known as the Northwestern University/Evanston Research Park (the "Park"), for the term and upon the conditions provided in this Lease, to be occupied and used by Tenant to conduct, promote, encourage and stimulate scientific research and development, including provision for offices and other facilities incidental to or supportive of such scientific research and development, and for no other purposes. The floor plan of the Premises is described in the plan attached hereto as Exhibit A.

      3. TERM AND POSSESSION.

            (a) The term of this Lease shall commence on the date specified in
Section 1(e) (the "Commencement Date") and shall expire on the date specified in
Section 1(g) (the "Expiration Date") unless sooner terminated as otherwise provided in this Lease.

            (b) In the event the Premises are not completed and ready for occupancy on the Commencement Date or in the event Landlord is unable to deliver possession on such date by reason of the holding over or retention of possession by any tenant or occupant, this Lease shall nevertheless continue in force and effect, but Rent (as hereinafter defined) shall abate until the Premises are ready for occupancy or until Landlord is able to deliver possession, as the case may be, and Landlord shall have no other liability whatsoever on account hereof, provided, however, there shall be no abatement of Rent if the Premises are not ready for occupancy as a result of the failure to complete the installation of special equipment, fixtures or materials ordered by Tenant, or as the result of any delays resulting from Tenant's failure to promptly submit plans that are suitable in all respects for submission to the City of Evanston in order to obtain a building permit, or resulting from changes or additions to Tenant's plans after the date specified in Section 1(o). The Premises shall not be deemed incomplete or not ready for occupancy if only non-material details of construction, decoration or mechanical adjustments remain to be completed. The determination of Landlord's architect or interior space planner for the Building shall be final and conclusive as to whether the Premises are completed and ready for occupancy.

            (c) In the event Tenant takes possession of the Premises or any part thereof prior to the Commencement Date (which Tenant may not do without Landlord's prior written consent), all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as if the Commencement Date had been fixed as of the date when Tenant took possession of such whole or part of the Premises and Tenant shall pay Rent for the period of such occupancy prior to the Commencement Date at the rate of the Annual Base Rent set forth in Section 1(k) herein prorated for such period of occupancy and, if less than the whole Premises are occupied, for the proportionate area of the total Premises so occupied.

            (d) Under no circumstances shall the occurrence of any of the events described in this Section 3(b) or 3(c) be deemed to accelerate or defer the Expiration Date.

      4. RENT - ANNUAL BASE RENT. Tenant shall pay without offset, deduction or credit, to the managing agent of Landlord, c/o Shaw Realty Services. Inc., 676 St. Clair, Suite 2200, Chicago, Illinois 60611, or to such other place or such other person as Landlord may designate, the Annual Base Rent set forth in
Section 1(k), as it may be adjusted from time to time in accordance with the terms of this Lease, and any additional rent ("Additional Rent") which shall mean and include all sums of money which shall become due from and payable by Tenant, excluding Adjusted Annual Base Rent as hereinafter defined. Annual Base Rent shall be subject to adjustment in accordance with the terms of Section 5 herein, and as adjusted is hereinafter called "Adjusted Annual Base Rent." The Adjusted Annual Base Rent and Additional Rent (together with such other amounts payable to Landlord hereunder as elected by Landlord pursuant to provisions of
Section 23(b)), shall herein be collectively referred to as "Rent." Except as otherwise specifically provided, all Rent shall be paid without notice or demand. The Adjusted Annual Base Rent shall be paid in equal monthly installments payable in advance promptly on or before the first day of each calendar month during the term of this Lease, except that Tenant shall pay the first such full monthly installment on the execution hereof. If any payment of Rent or any part thereof or any other payment to be made by Tenant to Landlord pursuant to the terms hereof shall become overdue, a "late charge" of five cents ($.05), or such lesser amount as represents the maximum Landlord lawfully may charge, for each dollar so overdue may be charged by Landlord, together with interest from the date when such payment or part thereof was due until the date such amount is actually paid at the rate which is the lesser of two percent (2%) over the reference rate as quoted from time to time by Continental Bank, N.A. or the highest rate per annum permitted under applicable law. If the term should commence or terminate on a day other than the first date of the month, the monthly installment of Adjusted Annual Base Rent for such month shall be prorated for such fractional month. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

      5. ADJUSTMENTS TO ANNUAL BASE RENT.

            (a) For the purpose of this Section 5, the following words and phrases shall have the following meanings:

                        (i) "Initial Calendar Year" shall mean the Calendar Year
            (as hereinafter defined) in which the Commencement Date occurs.

                        (ii) "Calendar Year" shall mean each calendar year
            (subsequent to the Initial Calendar Year) in which any part of the Term falls, through and including the year in which the Term expires.

                        (iii) "Consumer Price Index" shall mean the Consumer
            Price Index--U.S. City Averages for Urban Wage Earners and Clerical Workers--All items of the United States Bureau of Labor Statistics. The 1967 average shall be used as an index of 100.

                        (iv) "Expenses" shall mean and include all those costs
            and expenses of every kind and nature associated with the management. maintenance, repair, replacement, insurance, ownership and operation of the Building, including any Park expenses allocated to the Building. Expenses shall not include: the costs of alterations of the premises of other tenants: depreciation charges; interest and principal payments on mortgages; expenditures for which Landlord has been reimbursed by a third party or by insurance proceeds; and capital improvement costs, except that Expenses shall include (a) the cost during the Term, as reasonably amortized by Landlord with interest at 2% over the reference rate of interest quoted from time to time by Continental Bank, N.A. on the unamortized amount, of any capital improvements which are intended to reduce any component cost included within Expenses, and (b) the cost of any capital improvements which are necessary to keep the Building and Park in compliance with all governmental or other rules and regulations applicable from time to time thereto.

                        (v) "Taxes" shall mean real estate taxes, assessments,
            sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes and other ad valorem taxes), which may now or hereafter be levied or assessed against the Building. In case of special taxes or assessments which may be payable in installments, only the amount of each installment (plus any interest payable thereon) paid during a calendar year shall be included in Taxes for that year. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Building for the operation thereof. Taxes shall also include amounts paid to anyone hired by Landlord to contest the amount of any assessment of the Building, the rate of taxation or the legality of the imposition of any component of the Taxes upon the Building. Taxes "attributable to" or "for" a calendar year, for the purposes of this Lease, shall be those paid during such year without regard to when such Taxes are assessed or levied.

                        (vi) "Tenant's Proportion" as set forth in Section 1(m)
            is the percentage calculated by dividing the Net Rentable Area contained in the Premises by 40.521 (being 100% of the rentable area in the Building) provided, however, should the Building be less than 95% occupied during all or a portion of any Calendar Year, then Landlord shall make a reasonable and equitable adjustment of the Expenses and Taxes for the Calendar Year, employing sound accounting and management principles to determine the amount of Expenses and Taxes that would have been paid or incurred by Landlord had the Building been fully occupied, and the amount so determined shall be deemed to have been the amount of Expenses and Taxes for the Calendar Year.

            Notwithstanding the terms and conditions specified in Section 5(b) of the Lease, the Tenant shall not pay more than 7.29% of actual Expenses or Taxes.

            (b) Tenant shall pay to Landlord as Additional Rent, in addition to the Annual Base Rent required by Section 4 hereof, an amount ("Expense Adjustment Amount") equal to Tenant's Proportion of Expenses actually paid during or attributable to each Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments in an amount estimated by Landlord from time to time and communicated by written notice to Tenant. Landlord shall keep, or cause to be kept, books and records of such Expenses, in accordance with an appropriate system of accounts and accounting practices consistently maintained. As promptly as practical following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on actual Expenses for such Calendar Year for the Building and Landlord shall deliver to Tenant a statement of such amount. If the total of the estimated monthly installments paid by Tenant during any Calendar Year is less than the actual Expense Adjustment Amount due from Tenant for such Calendar Year, Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Expense Adjustment Amount due from Tenant for such Calendar Year, Landlord shall credit such excess against payments next due hereunder, provided Tenant is not then in default hereunder. If this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof after all payments of Rent have been made by Tenant.

            Tenant acknowledges that Landlord's estimate of the Expense Adjustment Amount is based on the assumption that Landlord will be providing identical services to all tenants in the Building. If this assumption is not in fact correct, that is, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Expenses shall be deemed to be increased by an amount equal to the additional expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

            (c) Tenant shall pay to Landlord as Additional Rent, in addition to the Annual Base Rent required by Section 4 hereof, an amount ("Tax Adjustment Amount") equal to Tenant's Proportion of Taxes paid during each Calendar Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments in an amount estimated by Landlord from time to time and communicated by written notice to Tenant. Landlord shall keep, or cause to be kept, books and records of such Taxes, in accordance with an appropriate system of accounts and accounting practices consistently maintained. As promptly as practical following the close of each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed based on Taxes paid during such Calendar Year for the Building and Landlord shall deliver to Tenant a statement of such amount. If the total of the estimated monthly installments paid by Tenant during any Calendar Year is less than the actual Tax Adjustment Amount due from Tenant for such Calendar Year, Tenant shall pay any deficiency to Landlord as shown by such statement within thirty
(30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, Landlord shall credit such excess against payments next due hereunder, provided Tenant is not then in default hereunder. If this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof after all payments of Rent have been made by Tenant.

            (e) All amounts due under this Section 5 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Adjusted Annual Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent shall survive the expiration of the Term. Tenant may examine Landlord's books and records with respect to items in this Section 5 at any time within thirty (30) days following Landlord's furnishing to Tenant the statements informing Tenant of the Expense Adjustment Amount, Tax Adjustment Amount and CPI Adjustment, during normal business hours upon reasonable prior notice to Landlord. Unless Tenant asserts a specific error or errors by written notice to Landlord within such thirty (30) day period, the statements shall be deemed to be correct.

      6. SERVICES.

            (a) Provided Tenant is not in default under the terms of this Lease, Landlord shall provide the following services to Tenant, and the cost of providing such services shall be included as part of the Expenses:

                        (i) Janitor service and customary cleaning in and about
            the Premises, Saturdays, Sundays and holidays excepted.

                        (ii) Air conditioning, heating and ventilating in
            accordance with the provisions of Section 19 hereof.

                        (iii) Water from City mains for drinking, lavatory and
            toilet-purposes drawn through fixtures installed by Landlord. Tenant shall not waste or permit the waste of water.

                        (iv) Operatorless elevator service in common with other
            tenants at all times.

                        (v) Window washing of all windows in the Premises, both
            inside and out, weather permitting, at such times as shall be required in Landlord's sole judgment, but not less than three (3) times a year on the outside and not less than two (2) times a year on the inside of the windows in the Premises.

                        (vi) Adequate electrical wiring and facilities for
            standard building lighting fixtures and a connected tenant electrical load not to exceed an average of 5 watts per square foot of the Premises. Tenant shall pay for the use of all electrical service to the Premises.

                        Tenant shall be separately metered and billed directly
            by the electric utility company supplying electricity and electric heat to the Premises and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill with respect to the Premises and Tenant shall pay it promptly in accordance with its terms.

                        If Tenant cannot be separately metered for any reason,
            Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises.

            (b) Landlord does not warrant that any of the services above mentioned will be free from interruptions or diminutions in quality or quantity caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to obtain fuel, energy or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, provided, however, that Landlord will at all times use reasonable efforts promptly to remedy any situation which might interrupt such services.

            (c) Notwithstanding anything to the contrary in this Section 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy-related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

      7. RECORDING--LIENS BY TENANT. Neither this Lease, nor any memorandum, affidavit, or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant without Landlord's prior written consent and the recording thereof in violation of this Section 7 shall make this Lease null and void at Landlord's election. Tenant has no authority to and shall not cause any lien or encumbrance to attach to or be placed against the land on which the Building is located, the Building or the Premises. In the event that such lien is not immediately released and removed, Landlord may elect, but shall not be obligated, to take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly, upon notice, reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien.

      8. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the sum set forth in Section 1(q) as security (the "Deposit") for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. Landlord shall have no obligation to segregate the amount so deposited from its other funds. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, payment of Rent, Landlord may use, apply, or retain the whole or any part of the Deposit for the payment of any such Rent in default, or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have occurred before or after any re-entry by Landlord. The use, application or retention of the Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any of the Deposit shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the Deposit to the original amount set forth in the first sentence of this Section 8. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Deposit, or any balance thereof, shall be returned to Tenant after the later of:

            (a) within thirty (30) days following the Expiration Date;

            (b) within thirty (30) days following the date by which Tenant has vacated the Premises;

            (c) the time required for the escalation charges due pursuant to the Lease to have been computed by Landlord and paid by Tenant, provided that such charges shall be computed and forwarded to Tenant no later than thirty (30) days after receipt of information needed by Landlord to compute such charges.

            Except as otherwise required by law, Tenant shall not be entitled to any interest on the aforesaid Deposit. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Deposit or the remaining balance thereof, Landlord shall return the Deposit to the original Tenant, regardless of one or more assignments of this Lease in accordance with the provisions hereof. Upon the return of the Deposit or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Section 8 or otherwise with respect to the Deposit. If Tenant receives notice of sale of the Building and a notice to attorn to the new owner, it shall look solely to the new owner for return of the Deposit.

      9.MORTGAGE BY LANDLORD. Tenant agrees that this Lease and rights of Tenant hereunder are subject and subordinate to any mortgage or deed of trust in the nature of a mortgage that is now or may hereafter be placed upon or affect the property in which the Building containing the Premises is located, and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof (hereinafter referred to as "mortgage") and to any ground lease (whether existing now or in the future) under which Landlord leases the property from the owner of the land on which the Building is located (hereinafter referred to as a "ground lease"). Tenant also agrees that the holder of any such mortgage or the landlord under such ground lease may, at its option, unilaterally elect to partially subordinate, by an instrument in form and substance satisfactory to such mortgagee, such mortgage or ground lease to this Lease. Tenant also agrees to execute promptly and to deliver to Landlord or such mortgagee or landlord of such ground lease any such subordination instrument or instruments requested by such mortgagee or landlord, and agrees that if it fails or refuses to do so within fifteen (15) days after written request therefor by Landlord or such mortgagee or landlord, Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments, provided that such shall in no way relieve Tenant from the obligation of executing such instruments of subordination.

      In the event that said mortgagee or landlord does not elect to so subordinate such mortgage, as hereinabove provided, and a deed or assignment of lease is delivered in lieu of foreclosure or proceedings are brought for the foreclosure of any such mortgage, or if the underlying ground lease be terminated, at the option of the grantee, mortgagee, purchaser or landlord in any such case, Tenant agrees to attorn to such grantee, mortgagee, purchaser or landlord, as the case may be, and to recognize it as Landlord hereunder and agrees that such grantee, mortgagee, purchaser or landlord shall not be liable for (1) any past act or omission of any prior landlord hereunder and (2) any prepayment of rent, deposit or other sum not actually delivered to it [Illegible] for the return of the Deposit. Should any such mortgage be foreclosed, or if the underlying ground lease be terminated, the liability of the mortgagee, trustee, purchaser or landlord at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the subject real estate and such liability shall not continue or survive after further transfer of ownership.

      Tenant agrees that if Landlord notifies Tenant of any mortgage or trust deed against the real property of which the Premises form a part, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any right (i) until it has notified in writing the holder of any such mortgage which at the time shall be a lien on the Premises, if the name and address of such holder shall previously have been furnished by written notice to Tenant, of such act or omission, and (ii) until a reasonable period for commencing the remedying of such act or omission shall have lapsed following the giving of such notice, including, if necessary, the commencement and prosecution of foreclosure proceedings, and (iii) such holder, with reasonable diligence shall not have so commenced and continued to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the Rent shall be abated and apportioned to the extent that any part of the Premises shall be untenantable because of Landlord's fault.

      10. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

            (a) Occupancy. If Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy without thereby reducing or eliminating Tenant's other obligations under this Lease.

            (b) Door Keys. To have door keys to the Premises.

            (c) Access for Repairs. To have access for and to make repairs, alterations, additions and improvements to the Premises or to the Building, including the rights set forth in Section 14, providing that such actions shall not unreasonably interfere with Tenant's use of the Premises.

            (d) Show Premises. To show the Premises to prospective tenants or brokers during the last year of the term of this Lease as extended, and to prospective purchasers at all reasonable times provided prior notice is given to Tenant in each case and Tenant's use and occupancy of the Premises shall not be materially inconvenienced by any such action of Landlord.

            (e) Service Contracts. To designate all sources furnishing janitorial, sign painting, ice, drinking water, beverages, foods, vending services, towels or toilet supplies used or consumed in the Building or on the Premises.

            (f) Heavy Equipment. To approve the weight, size and location of safes or heavy equipment or other articles, which safes, equipment or articles may be moved, in, about, or out of the Building or the Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility.

            (g) Close Building. To close the Building after customary working hours and on holidays, subject, however, to Tenant's right to admittance under such reasonable regulations as Landlord may prescribe from time to time.

            (h) Name of Building--Signs. To name and change the name or street address of the Building from time to time as Landlord elects during the term of this Lease and to identify the Building's name by such sign or signs on the exterior and public areas thereof as Landlord may elect. To install and maintain any signs as Landlord may elect on the exterior or interior of the Building.

            (i) Environmental Inspections. To have access to the Premises to conduct environmental inspections as required by the Environment and Safety Policy of the Park, as amended from time to time, or as otherwise required by the Park.

            (j) Delivery and Removal. To establish reasonable controls for the purpose of regulating the movement of all property and packages into or out of the Building or the Premises.

            The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

      11. INSURANCE AND WAIVER OF CLAIMS.

            (a) Landlord shall keep the Building insured for the benefit of Landlord in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

                        (i) loss or damage by fire and all risk perils,
            including theft;

                        (ii) such other risk or risks of a similar or dissimilar
            nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Landlord, providing such additional coverage is obtainable and providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building.

                        In addition, Landlord shall maintain, for its benefit
            and the benefit of its agents and employees, general public liability insurance to afford protection to Landlord and Landlord's agent and employees against claims for personal injury, death or property damage occurring upon, in or about the Building. Insurance premiums paid for all such coverage shall be a portion of the Expenses described in Section 5 hereof. These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease. Landlord agrees that such policy or policies of insurance shall contain a waiver of subrogation clause as to Tenant and Tenant's agents and employees. Landlord hereby waives, releases and discharges Tenant, Tenant's agents and employees, from all claims or demands whatsoever which Landlord may have or acquire arising out of damage to or destruction of the Building or Landlord's business therein occasioned by fire or other cause which such claim or demand may arise because of the negligence or fault of Tenant, its agents, employees, customers or business invitees, or otherwise to the extent such damage or destruction is covered by insurance. Landlord agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing, Tenant shall be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises or the Building, if such damage or destruction is occasioned by the negligence or fault of Tenant, its agents or employees.

            (b) Tenant shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon, or about the Premises insured against, for the benefit of Tenant in an amount equivalent to the full replacement value or insurable value thereof:

                        (i) loss or damage by fire and all risk perils,
            including theft; and

                        (ii) such other risk or risks of a similar or dissimilar
            nature as are now, or may in the future be, customarily covered with respect to Tenant's machinery, equipment, furniture, fixtures, personal property (including but not limited to Tenant's improvements to the Premises) and business located in a building, similar in construction, general location, use, occupancy and design to the Building, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary.

                        Tenant agrees that such policy or policies of insurance
            shall contain a waiver of subrogation clause as to Landlord, Landlord's agent and their respective employees and Tenant waives, releases and discharges Landlord, Landlord's agent and their employees from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and business of Tenant occasioned by fire or other cause, whether such claim or demand may arise be-cause of the negligence or fault of Landlord, or Landlord's agent or employees, subcontractors or otherwise, and Tenant agrees to look to the insurance coverage only in the event of such loss.

                        Tenant shall, at Tenant's sole cost and expense, for the
            benefit of Landlord, Landlord's agent and Tenant, maintain comprehensive general liability insurance, with broad liability endorsement coverage, against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Landlord, its managing agent and Tenant to the limit of not less than 1,000,000 per occurrence, 3,000,000 aggregate, combined single limit bodily injury and property damage. Such policies of insurance shall be written by companies reasonably satisfactory to Landlord, naming Landlord and its agents and employees as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall, prior to Tenant taking possession of the Premises, be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid. At such time as insurance limits required of tenants in office buildings in the Chicago Metropolitan area are generally increased to greater amounts, Landlord shall have the right to require such greater limits as may then be customary. Tenant agrees to include in such policy the contractual liability coverage insuring Tenant's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Landlord.

                        Tenant agrees to indemnify and save Landlord, Landlord's
            agent and their employees harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, arising from any accident, injury or damage to the extent caused by Tenant, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Building, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord, its agents and employees by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

                        Tenant agrees, to the extent not expressly prohibited by
            law, that Landlord, its agents and employees shall not be liable, and Tenant waives all claims for damage to property and business sustained during the term of this Lease by Tenant occurring in or about the Premises, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Building, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence of act or omission of Landlord, its agents or employees, or any tenant or occupant of the Building or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Building or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

      12. CONDITION OF PREMISES. Tenant's taking possession shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation concerning the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is contained herein, or made a part hereof, or in a punch list signed by Landlord or its agent. During the term of this Lease, Tenant shall maintain the Premises in as good condition as when Tenant took possession, or as when completed after possession, loss or damage caused by action of the elements, acts of God and the public enemy, structural defects not caused by Tenant or its agents, servants, employees, contractors, invitees or licensees or caused by or attributable to Tenant's failure to perform its obligations under this Lease, ordinary wear, and fire and other casualty insured against by Landlord excepted, failing which Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof. At the termination of this Lease, Tenant shall return the Premises to Landlord in good condition as just above described, provided, however, that Tenant may remove trade fixtures and other like equipment installed and paid for by Tenant. Such removals shall be done in a good and workmanlike manner and all surfaces shall be restored by Tenant to a smooth condition.

      13, ALTERATIONS. Tenant may not do any painting or decorating, or erect any partitions, make any alterations in or additions to the Premises or do any nailing, boring or screwing into the ceilings, walls or floors unless Tenant has obtained Landlord's prior written permission to do so. Landlord's decision to refuse such consent shall be conclusive. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed by Landlord, but at the cost of Tenant. If Landlord consents to such repairs, alterations or additions, before commencement of the work or delivery of materials to the Premises or the Building, Tenant shall furnish Landlord for Landlord's approval plans and specifications, and, if Landlord has agreed Tenant may perform the work, names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amount satisfactory to Landlord, waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions, indemnification and payment or evidence of ability to make payment in form and amount reasonably satisfactory to Landlord, and certificates of insurance from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the repairs, alterations or additions. Whether Tenant furnished Landlord the foregoing or not, Tenant hereby agrees to indemnify and hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with such alterations or additions.

      Upon completing any alterations or additions, Tenant, if requested by Landlord, shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and material expended and used. All alterations and additions shall comply with all insurance requirements and with all relevant laws, ordinances or regulations of municipalities, counties, state, or departments and agencies thereof. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All additions, including fixtures other than trade fixtures, shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. If Tenant does not remove Tenant's furniture, equipment, machinery, trade fixtures, and floor coverings, and all other items of personal property of every kind and description from the Premises prior to the end of the term, however ended, or any extension thereof, at Landlord's option such property may be removed from the Premises at Tenant's expense or the Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant. All changes made by Tenant shall be restored to their original condition at Tenant's expense if Landlord so requests.

      14. REPAIRS BY LANDLORD. At all times, Landlord, either voluntarily or pursuant to governmental requirement, may at Landlord's own expense make repairs, alterations or improvements in or to the Building or any part thereof, including the Premises, which may, amongst other changes, include changes in entrances, common areas or docks and, during operations, may close entrances, doors, corridors, elevators and other facilities and may have access to and open the ceilings, all without any liability to the Tenant by reason of interference, inconvenience or annoyance.

      15. LAWS, RULES AND REGULATIONS. Tenant agrees to strictly comply with all pertinent laws, ordinances, statutes and regulations whatsoever of any governmental body or subdivision incident to the occupation of the Premises or incident to the location of the Premises in the Park or its use thereof and to strictly comply with all relevant requirements of any board of underwriters or similar body and of the insurance carriers issuing Landlord's insurance or other insurance with respect to the Building or the Premises. The provisions of this
Section 15 are applicable to all such laws, ordinances, statutes, regulations or requirements now in effect or in effect at any time during the term of this Lease. Tenant shall abide by the terms and conditions of that certain Declaration of Covenants, Conditions, Restrictions and Easements for Northwestern University/Evanston Research Park including, but not limited to, those provisions of Section 5.2 of such Declaration prohibiting the conduct of any research in the Park which is directly and solely for the production, storage or processing of munitions or their unique components, and shall abide by Landlord's rules and regulations attached to this Lease as Exhibit B, as they may be amended from time to time and all other rules and regulations of the Park. Tenant shall abide by all other reasonable rules and regulations hereafter adopted by Landlord pertaining to the operation and management of the Building or imposed by the manager of the Park.

      16. CONDEMNATION, FIRE AND OTHER CASUALTY.

            (a) Condemnation.

                        (i) Entire Taking. If all of the Premises, or such
            portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent, Additional Rent and other payments shall be paid to that date.

                        (ii) Partial Taking. In case of a taking by eminent
            domain or conveyance in lieu thereof of a part of the Premises or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

                        (iii) Awards and Damages. Landlord reserves all rights
            to damages to the Premises for any partial or entire taking by eminent domain or such a conveyance, and Tenant hereby assigns to Landlord any right Tenant may have to such damages, award or compensation and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss for Tenant's moving expenses or taking of Tenant's personal property (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

            (b) Fire and Other Casualty.

            If the Premises or the Building are made untenantable by fire or extended coverage perils, Landlord shall with reasonable promptness take such action as is necessary to reconstruct, repair and rehabilitate them, provided, however, that if a registered architect selected by Landlord licensed to do business in the State of Illinois should certify that such repair and rehabilitation cannot be accomplished by using standard working methods and procedures so as to make the Premises tenantable within six (6) months from the date reconstruction, repair or rehabilitation is started, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after receipt of the architect's certificate. Notwithstanding the foregoing, in the event such fire or casualty is caused by any act of Tenant or anyone acting through Tenant, Tenant shall not have the right to terminate this Lease. If neither party elects to terminate this Lease, then Landlord shall repair, reconstruct or rehabilitate the Premises by use of reasonable diligence. In case of fire or other casualty not resulting in termination of this Lease, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. Furthermore, if destruction or damage is caused by casualty other than by fire or extended coverage perils, then Landlord shall have the right to terminate the term of this Lease by notice to Tenant given within ninety (90) days after said casualty. Notwithstanding anything to the contrary herein set forth, in the event the Premises are repaired, reconstructed or rehabilitated by Landlord, Landlord shall have no obligation to restore any leasehold improvements not initially installed and paid for by Landlord.

      17. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the term or any extension thereof, by lapse of time or otherwise, Tenant shall pay Landlord all actual damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. Tenant shall also pay Landlord monthly installments of Annual Base Rent at the higher of (i) market rent for comparable space, or (ii) double the rate payable for the month immediately preceding said holdover for the time Tenant thus remains in possession. Any retention of the Premises after the termination of this Lease at the sole election of Landlord shall be considered as a month-to-month holdover. However, the provisions of this Section 17 do not waive the Landlords rights to re-entry or to obtain possession of the Premises by legal proceedings or any other right hereunder or by operation of law.

      18. LANDLORD'S REMEDIES. All rights and remedies of Landlord herein enumerated shall be cumulative, none shall exclude any other right or remedy allowed herein or bylaw, and if any provision shall be invalid or unenforceable, it shall apply only to such provisions and the remainder of this Lease shall continue valid and enforceable.

            (a) If Tenant defaults in the payment of Rent or any other sums due Landlord and if the default is not remedied within five (5) days after such amount is due, then and in any such event, Landlord may, if Landlord so elects but not otherwise, either forthwith terminate this Lease and Tenant's right to possession of the Premises or, without terminating this Lease, forthwith terminate Tenant's right to possession of the Premises.

            (b) If Tenant defaults in the prompt and full performance of any other provision of this Lease and if such default is not remedied or prompt and full performance is not accomplished by Tenant or Tenant has not promptly instituted and is not vigorously pursuing such remedies as are necessary to rectify such default within twenty (20) days after demand is made by Landlord, or if Tenant abandons the Premises, then and in any such event, Landlord may, if Landlord so elects but not otherwise, forthwith terminate this Lease and Tenant's right to the Premises or, without terminating this Lease, forthwith terminate Tenant's right to possession of the Premises.

            (c) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law, and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

            (d) If Tenant voluntarily abandons the Premises or otherwise entitles Landlord so to elect, and Landlord elects to terminate Tenant's right to possession only, without terminating the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as in Subparagraph (c) of this
Section 18, without such entry and possession terminating this Lease or releasing Tenant, in whole or part, from Tenant's obligation to pay Rent hereunder for the full term. Upon and after entry into possession without termination of this Lease, Landlord may relate the Premises or any part thereof for the account of Tenant, to any person, firm or corporation other than Tenant for such Rent, for such time and upon such terms as Landlord in Landlord's sole discretion shall determine. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of Rent reserved in this Lease, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due upon demand. Tenant shall also pay to Landlord any and all costs, charges and expenses associated with the reletting of the Premises.

            (e) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled may be handled, removed and stored by Landlord at the risk, cost and expense of Tenant, provided, however, that Landlord shall use reasonable care to prevent any damage or loss to such property in removing and storing such property. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of Tenant's possession or of the term, however terminated, or any extension thereof, shall be conclusively deemed to have been forever abandoned by Tenant.

            (f) If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, or Tenant makes an assignment for the benefit of its creditors, and in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within thirty (30) days from the date it is filed, Landlord may elect, but is not required, to terminate this Lease with or without notice of such election and with or without entry or other action by Landlord.

            (g) If Tenant should default under the terms of this Lease and such default is not cured in accordance with the terms hereof, Tenant shall pay to Landlord all reasonable costs, charges, expenses and attorney's fees incurred by Landlord in connection therewith.

      19. AIR CONDITIONING, HEATING AND VENTILATING. The Building shall contain an air conditioning, heating and ventilating system and, so long as Tenant is not in default under the provisions of this Lease, Landlord shall operate said air conditioning, heating and ventilating system in the Premises daily throughout the year from 8:00 am. to 6:00 p.m. (Saturdays from 8:00 a.m. to 1:00 p.m. only), Sundays and holidays excepted, or during such other reasonable hours of operation as determined by Landlord, as may be reasonably required for comfortable occupancy of the Premises under normal business operations by Tenant. Tenant shall pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord, subject to all governmental rules, regulations and guidelines applicable thereto. Tenant agrees to keep and cause to be kept closed all windows in the Premises during the time the heating or air conditioning systems are operating and at all times when it would otherwise be reasonable to keep such windows closed. Landlord reserves the right to lock and seal the windows in the Premises. Tenant agrees at all times to cooperate fully with the Landlord in the operation of said systems and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of said air conditioning, heating and ventilating systems. Landlord reserves the right to stop the air conditioning, heating and ventilating systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which in the judgment of Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply air conditioning, heating or ventilating during said period mentioned just above or when prevented from so doing by any cause beyond Landlord's control or by laws, orders or regulations of any Federal, State, County or Municipal authorities and Tenant shall be entitled to no diminution or abatement of Rent by reason of the stoppage of such air cooling or conditioning, heating or ventilating for any of the aforesaid reasons whatsoever, nor shall the same in any wise affect the obligation of Tenant to perform and fulfill its covenants under this Lease. Landlord agrees to make any repairs to the air conditioning, heating or ventilating system promptly and with due diligence, provided, however, that during the respective heating or cooling season, Landlord will exercise its best efforts to complete said repairs as quickly as possible.

      20, SUBLETTING AND ASSIGNING. Tenant shall not assign, sublet, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease in whole or in part, by operation of law or otherwise, nor shall Tenant permit the use of the Premises by any parties other than Tenant and its employees, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. If Tenant is a corporation, any dissolution, merger, consolidation or reorganization of Tenant or sale or transfer of a controlling percentage of the capital stock of Tenant, whether by a single transaction or event or by cumulative transactions or events, shall be deemed an assignment of this Lease. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any partner or partners owning 51% or more of the partnership interest, whether by a single transaction or event or by cumulative transactions or events, or the dissolution of the partners, shall be deemed an assignment of this Lease.

      In the event Tenant intends to assign or sublease all or any portion of the Premises, Tenant shall take the following actions:

            (a) Tenant shall first notify Landlord in writing of its intention prior to any advertising of same, hiring of brokers or contacting of potential assignees or subtenants. Such notice shall identify the space proposed to be assigned or sublet, which space must be a legally leasable unit in compliance with all applicable ordinances and codes, and shall state the date on which Tenant requests that the assignment or sublet commence, which date shall be no less than one hundred eighty (180) days from the date of Tenant's notice.

            (b) Landlord shall have thirty (30) days following the receipt of such notice to notify Tenant whether it elects to recapture the space Tenant has proposed to assign or sublet. Landlord's failure to send such notice within such thirty (30) day period shall be deemed to mean Landlord has not elected to recapture the space.

            (c) In the event the Landlord elects to recapture the space, it shall notify Tenant of its intent by service of a written notice of cancellation terminating that portion of the Lease covering the space Landlord has chosen to recapture, which may include all or any lesser portion of the space Tenant has proposed to assign or sublet. In such event Landlord agrees that the space not recaptured by Landlord shall be a legally leasable unit. Tenant shall pay all costs of any construction necessary to accomplish the division of the space, if necessary. The termination of this Lease as to the recaptured space shall be effective on the date specified by Landlord in its notice.

            (d) In the event that Landlord elects to recapture any proposed space under these provisions, the Annual Base Rent and Tenant's Proportion shall be adjusted as of the termination date designated in the cancellation notice on the basis of the number of square feet of Net Rentable Area retained by Tenant, if any, in proportion to the number of square feet of Net Rentable Area contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

            (e) In the event that Landlord elects not to recapture part or all of the proposed assignment or sublet space, Landlord shall so notify Tenant as set forth in (b) above. Provided Tenant is not in default under this Lease and has fully complied with all of the terms of this Section 20, Tenant may then proceed to contact potential assignees or subtenants and shall have the option to assign or sublet the non-recaptured space in accordance with the following provisions:

                        (i) Tenant shall bear all costs and expenses associated
            with the assignment or subletting, including, without limitation, any and all costs and expenses incurred by Landlord (if any).

                        (ii) Upon locating a suitable potential assignee or
            subtenant, Tenant shall notify Landlord in writing. Such notice shall state the name and address of the proposed assignee or subtenant and shall include a true and complete copy of the proposed assignment or sublease. Tenant also shall deliver to Landlord copies of all financial statements, credit reports and other such information in its possession relating to the prospective assignee or subtenant. At Landlord's request, Tenant shall promptly secure and deliver any additional information Landlord deems necessary in order to evaluate the potential assignee or subtenant.

                        (iii) Landlord shall have fifteen (15) days from the
            date of its receipt of the last information provided by Tenant on the proposed assignee or subtenant during which to evaluate such assignee or subtenant and decide whether to consent to the assignment or sublease. Landlord shall notify Tenant of its decision in writing, and, in the event that Landlord does not consent to the assignment or sublease, its notice thereof to Tenant shall include an explanation of its reasons for denying consent. In the event that Landlord consents to the assignment or sublease, Tenant may execute the assignment or sublease and collect all rents due thereunder subject to the provisions of Subparagraph (iv) below.

                        (iv) Following the execution of any assignment sublease
            to which Landlord has consented and throughout the term thereof, Tenant shall pay Landlord all amounts received by Tenant in connection with such assignment or subletting in excess of the Rent Tenant is obligated to pay Landlord hereunder.

                        (v) The use for which the Premises or any part thereof
            may be assigned or sublet shall be only to promote, encourage and stimulate scientific research and development, including the use of the Premises for offices and other facilities incidental to or supportive of such scientific research and development, and for no other purpose.

                        (vi) The granting of consent by Landlord to Tenant's
            assignment or subletting of the Premises or any part thereof shall not release Tenant from direct and primary liability under this Lease for the performance of all of the covenants, duties and obligations of Tenant hereunder, and Landlord shall retain its rights to enforce the provisions of this Lease against Tenant or any assignee or subtenant without demand upon or proceeding in any way against any other person. Consent to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction.

      21. NOTICES. All notices to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

            (a) To Landlord in care of Shaw Realty Services, Inc. at 676 St. Clair, Chicago, Illinois 60611, and after commencement of the term at the address to which Rent is payable or to such other person at such other address designated by notice sent by Landlord to Tenant.

            (b) To Tenant at the place set forth in Section 1(c) until Tenant takes possession of the Premises, and thereafter at the Premises or at such other address designated by notice to Landlord.

            Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid: Such notice shall be deemed to have been given upon posting in the United States mails.

      22. QUIET POSSESSION. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall, at all times during the term herein granted, peacefully and quietly have and enjoy the possession of the Premises without any hindrance by, from or through Landlord, its successors or assigns, subject to the terms and conditions of this Lease.

      23. MISCELLANEOUS

            (a) Succession. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors, and assigns.

            (b) Payments. All amounts payable to the Landlord hereunder shall, at the election of Landlord, be deemed to be Rent and if the date of payment is not expressly fixed herein, shall be paid within ten (10) days from the date Landlord renders statements of account therefor and shall bear interest at the rate of two percent (2%) over the reference rate per annum as quoted from time to time by Continental Bank, N.A. from the date such payment is due until paid. In the event Continental Bank, N.A. no longer publishes a reference rate, then Landlord shall substitute a similar rate in lieu thereof.

            (c) Time of the Essence. Time is of the essence under this Lease.

            (d) Estoppel Certificates. Tenant shall deliver to Landlord or to its mortgagee, auditors, or any prospective purchaser when requested by Landlord, a certificate to the effect that this Lease is in full force and effect and has not been amended and that Landlord is not in default thereunder, or stating specifically any exceptions thereto, the date to which Rent and other charges have been paid, and such facts as such mortgagee customarily requests. Failure to give such a certificate within two (2) weeks after written request shall be conclusive evidence that this Lease is in full force and effect and has not been amended and Landlord is not in default and Tenant shall be estopped from asserting any defaults known to it at that time.

            (e) Relocation of Tenant. At any time hereafter. Landlord may relocate Tenant to another area in the Park (herein referred to as "the new premises") provided the new premises shall be similar to the Premises in area and use for Tenant's purposes, and if Tenant is already in occupancy of the Premises, then in addition:

                        (i) Landlord shall pay the expense of Tenant for moving
            from the Premises to the new premises and for improving the new premises so that they are substantially similar to the Premises;

                        (ii) Such move shall be made during evenings, weekends,
            or otherwise so as to incur the least inconvenience to Tenant; and

                        (iii) Landlord shall first give Tenant at least thirty
            (30) days' notice before making such change. Tenant shall cooperate with Landlord in all reasonable ways to permit the necessary action to make the changes including, by way of example only, designating locations for furniture and equipment, supervising moving of files or fragile equipment, designating location of telephone outlets, and listing colors of paint and of flooring desired in the new premises. If Tenant fails to so cooperate, Landlord shall be relieved of all responsibility for damage or injury for such move to Tenant or its property except as caused by Landlord's actual negligence.

            (f) Dram Shop. Tenant agrees not to sell, give away or otherwise dispose of alcoholic liquors on the Premises except with Landlord's prior written consent and after Tenant has purchased and paid for Dram Shop insurance covering Landlord in such reasonable amounts as Landlord designates. Tenant further agrees to fully and completely indemnify and hold Landlord harmless from any and all claims, causes of action or otherwise founded on any liability of Tenant accruing to Landlord under the so called "Illinois Dram Shop Act."

            (g) Rent Not Based on Income. It is agreed by Landlord and Tenant that no rental or other payment for the use, occupancy or utilization of the Premises demised hereunder shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building or the Premises so leased, used, occupied or utilized, and Tenant further agrees that it will not enter into any sublease, license, concession or other agreements for any use, occupancy or utilization of the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises so leased, used, occupied or utilized.

            (h) Force Majeure. The time of performance of any of the obligations of Landlord hereunder shall be extended to the extent of any delay which occurs because of fire, lightning, earthquake, war, enemy action, acts of God or similar catastrophe, or because of the unavailability of material, strikes, lockouts or other causes beyond Landlord's reasonable control. Landlord shall use due diligence to remove any such obstacle to its performance hereunder, and at the expiration or removal of such obstacle, Landlord's obligations hereunder shall remain in full force and effect.

            (i) Headings. The captions of the paragraphs or sections of this Lease are inserted only as a matter of convenience and for reference. Said captions are not intended and shall not be construed so as to define, limit or describe the scope of this Lease or the scope or intent of any paragraph or section hereof.

            (j) Submission of Lease for Examination. Submission of this Lease for examination shall not bind Landlord or Tenant in any manner, and no obligations of Landlord or Tenant shall arise until this Lease is executed and delivered by Landlord and Tenant.

            (k) Brokers. Tenant represents that no broker was involved in or was the procuring cause of this Lease who is entitled to a broker's fee, commission or other compensation except for the broker named in Section 1(p). Tenant will indemnify, defend and hold Landlord harmless from any claims for such fees, commissions or other compensation which may be claimed in contradiction of this representation.

            (l) Entire Agreement. This Lease constitutes the entire agreement between the parties hereto, and there are no collateral understandings, representations or agreements other than those contained herein. No modification or amendment of this Lease shall be binding or effective except as made in writing signed by the parties hereto.

            (m) Landlord's Performance of Tenant's Obligations. In the event Tenant fails to perform any of its obligations hereunder, Landlord may, at its sole election, but need not, perform such obligations and the entire cost and expense to Landlord therefor, including reasonable expenses, costs and legal fees, shall be immediately due and payable by Tenant as Additional Rent hereunder.

            (n) Application of Funds. Landlord, at its own election, may apply any funds received from Tenant as payment of any sums due hereunder.

            (o) Definition of Landlord. Landlord, as used in this Lease, so far as covenants and liabilities on the part of Landlord are concerned, shall be limited to mean and include the owner or owners at the time or times in question of the beneficial or of the fee title to the Building. In the event of any transfer or transfers of Landlord's interest in the Premises or in the Building, other than a transfer for collateral purposes only, the transferor (and in the case of any subsequent transfers the last transferor), its agent or agents, beneficiaries, partners and their respective heirs, legal representatives, successors and assigns shall be automatically discharged and relieved of any and all obligations and liabilities on the part of Landlord contained in this Lease accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee.

            (p) No Waiver. No failure by Landlord to insist upon the strict performance of any term of this Lease or exercising the right, power or remedy in connection therewith, and no acceptance of full or partial Rent or other payment during the continuance of any such breach shall constitute a waiver of any such breach or such Lease term. Any waiver by Landlord shall only be effective if evidenced by a written instrument executed by Landlord, and any such waiver shall be limited only to the particular and specific item at that time waived. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

            (q) Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            (r) Financing Modifications. Should any financing require a modification or modifications to this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then, and in such event, Tenant agrees that this Lease may be so modified.

            (s) Employees. If Landlord so requests at any time or from time to time during the term of this Lease, Tenant will provide to Landlord reasonable information relating to employees that Tenant anticipates will be employed at the Premises, for the purpose of assisting Landlord in carrying out any job training programs relating to the Park that Landlord may adopt or implement from time to time.

            (t) No Discrimination. Tenant hereby agrees that it will not discriminate in its operations carried on in the Premises against any employee or applicant for employment because of race, color, religion, sex or national origin.

            (u) No Prepaid Rent. Tenant will not pay at any time and Landlord will not accept at any time prepaid Rent for a period greater than twelve (12) months.

            (v) Riders. All riders, exhibits and attachments to this Lease, initialled by Landlord and Tenant, are hereby made a part of this Lease as though inserted in this Lease.

      24. LANDLORD'S LIABILITY. Any and all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and the Building, but are made and intended for the purpose of binding only Landlord's interest in the Premises and the Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its agent or agents, beneficiaries, partners or their respective heirs, legal representatives, successors and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained, all such liability being specifically waived by Tenant.

Executed by the parties hereto the day first above set forth.

                                     LANDLORD: CHS EVANSTON ONE ASSOCIATES, L.P.
                                               ---------------------------------

                                     By: SHAW REALTY SERVICES, INC.,
                                         as agent for Landlord

                                     By  /s/ [ILLEGIBLE]
                                         ---------------------------------------

                                     Its Vice President
                                         ---------------------------------------

                                     TENANT: Immtech International, Inc.
                                         ---------------------------------------

                                     By  /s/ [ILLEGIBLE]
                                         ---------------------------------------

                                     Its President
                                         ---------------------------------------

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT B

                             RULES AND REGULATIONS

1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to Tenant's Premises. Landlord shall in all cases retain the right to control or prevent access thereto of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace, character or reputation of the building or of any of the Tenants.

2. The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways.

3. Nothing shall be placed by Tenant on the outside of the building or on its windowsills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

4. No sign, lettering, insignia, advertisement or notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, unless first approved in writing by Landlord.

5. Tenant shall not place additional locks upon any doors and shall surrender all keys for all locks at the end of the tenancy.

6. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequences whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed. Tenant shall not use nor permit to be used or kept in the Building any matter having an offensive odor, nor any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. Tenant shall neither bring, keep nor use in the Building any chemical reagent except as the same may be a component of commercial products normally used or consumed by occupants of office Buildings. No birds, dogs, monkeys, rats, mice, fish or other animals shall be brought into or kept in or about the demised Premises. No bicycles shall be brought into the Building or the Premises.

7. In order that the Premises may be kept in a good state of preservation and cleanliness, Tenant shall, during the continuance of its possession, permit the Landlord's employees and contractors and no one else to clean the Premises. Landlord shall be in no way responsible to Tenant for any damage done to furniture or other effects of Tenant or others by any of Landlord's employees, or any other person, or for any loss of Tenant's employees, or for any loss of property of any kind in or from the Premises, however occurring. Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises.

8. If Tenant desires to introduce signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity, power surges or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which each respectively is used, together with the name of the concern, if any, operating same. Tenant shall not engage in any activity which may cause unusual noise or vibration in the Building.

9. A directory or a bulletin board on the ground floor shall be provided by Landlord, on which the name of Tenant shall be placed.

10. No furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. Landlord shall in all cases have the right to exclude heavy furniture, safes, and other articles which may be hazardous from the Building or to require them to be located at designated places in the Premises. The cost of repairing any damages to the Building caused by taking in or out furniture, safes or any other articles, or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

11. Without Landlord's written consent, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business or Landlord approved laboratory equipment machines be allowed in the Premises; nor shall Tenant use any other method of heating, air conditioning or air cooling than that provided by Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained.

12. Access to the Premises may be had by Tenant during normal business hours which shall be Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m., excepting legal holidays. At times other than when permitted as stated above, access may be obtained only with Landlord's permission. Landlord shall in no case be responsible for the admission or exclusion of any person. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty Landlord reserves the right to bar or limit access to the building for the safety of occupants or protection of property.

13. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make other such rules or regulations as, in Landlord's judgment, may from time to time be necessary for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Notice by any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. But new rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

14. The use of rooms as sleeping quarters is prohibited at all times.

15. The delivery of towels, ice, water, food, beverages, newspapers and other supplies will be permitted only under the direction, control and supervision of Landlord.

16. The Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord s express consent in writing.

17. The Tenant shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as the Landlord shall direct and at the Tenant's sole risk and responsibility. The Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved by Landlord before any articles may be removed.

18. Unless the Landlord gives advance written consent in each and every instance, the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus which may effect the performance or operation of the Building air conditioning, heating and ventilation system, in or about the Premises, or carry on any mechanical which may business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines or use any illumination other than electric light.

19. The Tenant shall not place or allow anything to be against or near the glass partitions, doors or windows of the Premises which may diminish the light in, or be unsightly from the exterior, public halls or corridors of the Building.

20. Tenant shall comply with all rules and regulations promulgated from time to time by the manager of the Park which concern the use of the Park by Tenant, its employees, agents and visitors, including but not limited to those terms and conditions of that certain Environment and Safety Policy of the Park, as amended from time to time, and those relating to the use and disposal of any hazardous or toxic materials or substances.

21. The rules and regulations are not intended to give tenant any rights or claims in the event that Landlord does not enforce any of them against other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

                                 RIDER TO LEASE

            This Rider is entered into as of December 5, 1991, by and between Shaw Realty Services, Inc. as agent for Landlord, and Immtech International, Inc., as Tenant.

            1. Equipment, Fixtures and Furnishings. All equipment, fixtures and furnishings located in the Premises, as described in the inventory attached hereto as Exhibit B, are attached to and made part of the Premises, and shall not be removed from the Premises at the termination of the Lease or at any time prior to the termination of the Lease. Tenant shall maintain said equipment, fixtures and furnishings in good working order, and upon termination of the Lease, shall return to the Landlord all equipment, fixtures and furnishings in good working order, ordinary wear and tear excepted. All equipment, fixtures and furnishings shall be provided to Tenant by Landlord without warranty or guarantee as to their condition.

SHAW REALTY SERVICES, INC           TENANT: IMMTECH INTERNATIONAL, INC.
as agent for Landlord

By: /s/ [ILLEGIBLE]                 By: /s/ [ILLEGIBLE]
    ---------------------               -------------------------------

Its: Vice President                 Its: President
    ---------------------               -------------------------------

Date: 12-5-91                       Date: Dec 2, 1991
     --------------------                ------------------------------

                                   EXHIBIT B
                             INVENTORY OF PREMISES

Conference Room #106:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   5.5 ft wood & glass display cabinet                  020
1 -   8 ft conference table                                002
1 -   10.5 ft counter-top table                            021
1 -   6 ft open metal shelf                                001
2 -   6 foot wood open shelf                            019, 018
1-    metal cabinet                                        017
1 -   voice projector 35 lectern                           022
14 -  yellow cloth conference chairs
1 -   Kodak ektagraphic model 410

Reception Area #108:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   typing table                                         074
1 -   wood desk with return                                028
1 -   reception desk chair                                 040
3 -   three-drawer brown lateral files
      with wood cap                                   037, 038, 039
1 -   Amerex halon fire extinguisher

Director's Office #105:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   wood desk with return                                051
1 -   small round conference table                         050
1 -   open metal shelf                                     054
1 -   microscope table                                     055
1 -   desk chair                                           057
1 -   conference room chair                                031
1 -   5 ft wall mounted chalk board 060                     60

Office #104:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   brown three drawer lateral file                      041
1 -   metal desk                                           042
1 -   metal counter-top table                              043
1 -   desk chair                                           049
1 -   wall mounted cork board

Office #103:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   metal desk                                           064
1 -   open metal shelf                                     066
1 -   desk chair                                           067
2 -   black four-drawer file                            061, 062
1 -   wall mounted cork board

Office #102:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   metal desk                                           071
1 -   metal counter-top table                              070
1 -   two-drawer rust metal file cabinet                   069
1 -   desk chair                                           077
1 -   open metal shelving                                  075
1 -   orange sofa
1 -   wall mounted cork board

Research Lab #110:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

approximately 9 ft lab counter-top
      with metal cabinets below and above
approximately 7 ft lab counter-top
      with metal cabinets below
approximately 6 ft lab counter with
      sink with cabinets below
1 -   Worthington Diagnostic Milli-R04
      Water System                                         115
1 -   Damen/IEC Centerfuge Control                         119
1 -   metal & glassware display case                       089
1 -   Environetti Control Environment Room
1 -   Justrite flammable cabinet                           082
1 -   Narco Model                                          322
1 -   counter-top refrigerator                             099
1 -   Precision Scientific counter-top Waterbath           113
2 -   lab stools                                        090, 091

Quality Control Lab #111:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

approximately 15 ft of lab counter top
      with wooden cabinets above & below
1 -   metal desk                                           226
1 -   Revco refrigerator
1 -   8 ft metal lab counter-top table                     222
1 -   swivel chair                                         231
1 -   Contamination Control Inc. stand
      alone fume hood                                      234
two green metal cabinets                                159, 160

Manufacturing Lab #101:

                Item                                Safety Diagnostics Control #
                ----                                ----------------------------

1 -   enclosed Clean Room with fume hood and
1 -   8 ft metal counter-top table
1 -   Microvoid II Air Control Unit
1 -   Gem Refrigerator Co. - Blood Bank
      refrigerator                                         265
1 -   metal shelving unit with sliding doors               262
1 -   set of 9 ft lab counter-top with
      cabinets below double sided                       244, 245
1 -   15 ft wooden counter-top table
1 -   stool                                                257
1 -   stool                                                258
1 -   lab chair                                            230
1 -   lab chair                                            229
1 -   6 ft table                                           240
1 -   lab chair                                             -
1 -   stool                                                256

                            FIRST AMENDMENT TO LEASE

            THIS FIRST AMENDMENT TO LEASE ("Amendment"), dated December 15, 1992, by and among SHAW REALTY SERVICES, INC., as agent for CHS EVANSTON ONE, LIMITED PARTNERSHIP ("Landlord") and IMMTECH INTERNATIONAL, INC. ("Tenant").

                              W I T N E S S E T H:

            WHEREAS, Landlord and Tenant have entered into that certain lease dated December 5, 1991, (the "Lease") which leases to Tenant certain real property in the building located at 1890 Maple Avenue, Evanston, Illinois (the "Building"); and

            WHEREAS, Tenant desires to extend the term ("Term") of the Lease, and Landlord desires to grant such extension to Tenant upon the terms and conditions contained herein and in the Lease; and

            WHEREAS, the parties hereto desire to amend the Lease to reflect their agreement as hereinafter described.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, the sum of Ten Dollars ($10.00) by each party in hand paid to the other and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant intending to be legally bound, do hereby mutually agree as follows:

            1. Extension of Lease Term. Section 1(g) of the Lease is hereby amended by deleting the date "November 30, 1992" and reinserting the date "December 31, 1992", thereby changing the expiration date to December 31, 1992. Thereafter the Lease shall be automatically extended on a quarterly basis with the following anniversary dates; March 31, 1993; June 30, 1993; September 30, 1993; December 31, 1993. Said extension shall be renewed automatically upon each anniversary date unless Landlord or Tenant delivers thirty (30) days advance written notice to the other of its intent to terminate the Lease upon the anniversary date.

            2. Increase in Monthly installments of Annual Base Rent. Section 1(l) of the Lease is hereby amended by deleting the number "$4,182.00" and reinserting the number "$4,307.46", thereby increasing the monthly installment of Annual Base Rent to $4,307.46.

            3. Full Force and Effect. Except as amended hereby, the Lease shall remain in full force and effect.

            4. Applicable Law. This Amendment will for all purposes be construed in accordance with and governed by the laws of the State of Illinois applicable to agreements made and performed wholly therein.

            5. Undefined Terms. Unless otherwise defined herein, terms in this Amendment shall have the meanings ascribed to them in the Lease.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                      LANDLORD:

                                      CHS EVANSTON ONE, LIMITED PARTNERSHIP

                                      By: SHAW REALTY SERVICES, INC.
                                          as agent for Landlord

                                      By: /s/ [ILLEGIBLE]
                                          ----------------------------------

                                      Its: Vice President
                                          ----------------------------------

                                      TENANT:

                                      IMMTECH INTERNATIONAL, INC.

                                      By: /s/ [ILLEGIBLE]
                                          ----------------------------------

                                      Its: President                 12-7-92
                                          ----------------------------------

                           SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE ("Amendment"), dated December 14, 1993, by and among SHAW REALTY SERVICES, INC. as agent for CHS EVANSTON ONE, LIMITED PARTNERSHIP ("Landlord") and IMMTECH INTERNATIONAL, INC. ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant have entered into that certain lease dated December 5, 1991, and that certain First Amendment to Lease dated December 15, 1992 (together referred to as the "Lease"), which leases to Tenant certain real property in the building located at 1890 Maple Avenue, Evanston, Illinois (the "Building"); and

      WHEREAS, Tenant desires to lease additional space within, the Building, and Landlord desires to lease such additional space to Tenant upon the terms and conditions contained herein and in the Lease; and

      WHEREAS, the parties hereto desire to amend the Lease to reflect their agreement as hereinafter described.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, the sum of Ten Dollars ($10.00) by each party in hand paid to the other and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant intending to be legally bound, do hereby mutually agree as follows:

      1. Leasing of Additional Space. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the additional space as shown on Exhibit A attached hereto and made a part hereof.

      2. Increase in Net Rentable Square Feet. Paragraph 1(i) of the Lease is hereby amended by deleted the number "2,952" and reinserting the number "4,568", thereby increasing the amount of Net Rentable Area of the Premises (in Square
Feet) to 4,568 square feet.

      3. Increase in Monthly Installments of Annual Base Rent. Section 1(l) of the Lease is hereby amended by deleting the number $4,307.46 and reinserting the number $6,665.47, thereby increasing the monthly installment of Annual Base Rent to $6,665.47.

      4. Increase in Tenant's Proportion. Paragraph 1(m) of the Lease is hereby amended by deleting the number "7.29" and reinserting the number "11.27", thereby increasing Tenant's proportion to 11.27 percent.

      5. Condition of Additional Space. Landlord shall deliver additional space to Tenant in its present condition, as is. Furthermore, all costs associated with modifications or improvements made to the additional space by the Tenant will be the responsibility of the Tenant. Tenant must receive prior written approval by the Landlord for all modifications and improvements made to the additional space.

      6. Delivery of Premises. Not withstanding the provisions of Paragraph 3 of the Lease, Landlord will deliver the additional space to Tenant on January 1, 1994.

      7. Payment of Rent and Additional Rent. Tenant shall pay to Landlord the amount of Rent, Additional Rent, and any other charges or expenses set forth in the Lease based on the increased amounts of Net Rentable Square Feet and Tenant's Proportion set forth in Paragraphs 2, 3 and 4 hereof, respectively, in accordance with the terms and conditions of the Lease.

      8. Full Force and Effect. Except as amended hereby, the Lease shall remain in full force and effect.

      9. Applicable Law. This Amendment will for all purposes be construed in accordance with and governed by the laws of the State of Illinois applicable to agreements made and performed wholly therein.

      10. Undefined Terms. Unless otherwise defined herein, terms in this Amendment shall have the meanings ascribed to them in the Lease.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                      LANDLORD:

                                      CHS EVANSTON ONE, LIMITED PARTNERSHIP

                                      By: SHAW REALTY SERVICES, INC.
                                          as agent for Landlord

                                      By: /s/ [ILLEGIBLE]
                                          ----------------------------------

                                      Its: Vice President
                                          ----------------------------------

                                      TENANT:

                                      IMMTECH INTERNATIONAL, INC.

                                      By: /s/ [ILLEGIBLE]
                                          ----------------------------------

                                      Its: President
                                          ----------------------------------

                                          October 4, 1995

Immtech International, Inc.
1890 Maple Avenue, Suite 110
Evanston, Illinois 60201
Attention: Mr. Steve Thompson

                                    RE: Office Lease for certain premises at
                                        1890 Maple Avenue, Evanston, Illinois
                                        between CHS Evanston One Associates,
                                        Limited Partnership (the "Landlord") and
                                        Immtech International, Inc. (the
                                        "Tenant"), dated December 5, 1991 (the
                                        "Lease").

Gentlemen:

We are writing this letter to you in connection with the existing defaults under the Lease; specifically the failure of Tenant to pay Landlord the sum of $63,298.86 (the "Default Amount"), which is, as of this date, due and payable under the terms of the Lease.

As you know, we have discussed this issue extensively, and this letter is intended to set forth our agreement, and to amend the terms of the Lease.

      1. The Premises leased under the Lease shall be Suite 110, with a total square footage of 2,952.

      2. The Annual Base Rent shall be $7,380 (rent for the remaining six-month term), $5,00 per RSF, which shall be paid in equal monthly installments of $1,230.00.

      3. Any options that Tenant may have had under the Lease to renew the Lease or expand the Premises are hereby deleted from the Lease.

      4. Concurrently with the execution of this letter, Tenant shall pay landlord the sum of $20,000, which shall be applied towards the Default Amount. In addition to the monthly payments of Annual Base Rent and Additional Rent which are required to be paid to Landlord under the terms of the Lease, Tenant shall pay to the Landlord the sum of $2,000 per month during the remaining term of the Lease, to applied toward the Default Amount. The failure of Tenant to make any such payment shall be deemed to be a default under the Lease.

Immtech International, Inc.
Attention: Mr. Steve Thompson
October 2, 1995
Page -2-


      5. The term of the Lease shall expire, if not sooner terminated, on February 29, 1996.

      6. Landlord agrees that, from the date hereof until February 29, 1996, it shall not exercise any remedies under the Lease solely as the result of the failure of Tenant to pay the Landlord the Default Amount; provided, however, that nothing herein shall be deemed to be a waiver by Landlord of any other default by Tenant under the Lease of which Landlord is now aware or of any future default under the Lease as hereby amended, or be deemed to be a waiver by Landlord of its claim against Tenant for the balance of the Default Amount.

If this reflects our agreement, please indicate by signing the enclosed copy of this letter and returning it to the undersigned, by Monday, October 9, 1995.

Sincerely,

/s/ [ILLEGIBLE]

Shaw Realty Services, Inc.
  as Agent for Landlord

Agreed and accepted this 24th day of October 1995

Immtech International, Inc.

By: /s/ [ILLEGIBLE]
    -----------------------

Its C.F.O.
    -----------------------

Mr. Steve Thompson
Immtech International, Inc.
1890 Maple Avenue, Suite 110
Evanston, Illinois 60201

RE: Office Lease for certain premises at 1890 Maple Avenue, Evanston, Illinois, between CHS Evanston One Associates, Limited Partnership (the "Landlord") and Immtech International, Inc. (the "Tenant"), dated December 5, 1991 (the "Lease") and as amended by that certain letter dated October 4, 1995 and as further amended by that certain letter dated February 29, 1996 and as further amended by that certain letter dated September 3, 1996.

Dear Mr. Thompson:

We are writing this letter to you in connection with the renewal of the Lease for a one year term and all other modifications as set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

As we have discussed and agreed to, this letter is intended to set forth our agreement and to amend the terms of the Lease.

      1. The Lease is hereby extended for a term of one year from December 1, 1996 to November 30, 1997.

      2. The rent for the renewal term beginning on December 1, 1996 and ending on December 31, 1996 shall be $1,913.73. From January 1, 1997 to November 30, 1997 the Annual Base Rent shall increase to $23,587.50, $12.50 per RSF, which shall be paid in equal monthly installments of $1,965.63.

      3. From and after December 1, 1996, Landlord or Tenant may terminate the Lease upon 30 days written notice to the other party.

If this reflects our agreement, please indicate by signing the enclosed copy of this letter and returning it to the undersigned by Tuesday, November 26, 1996.

Very truly yours,

/s/ [ILLEGIBLE]

Shaw Realty Services, Inc.
as Agent for Landlord

Agreed and accepted this 21st day of March, 1996.

Immtech International, Inc.

By /s/ [ILLEGIBLE]
   ------------------------

Its President
   ------------------------

Mr. Steve Thompson
Immtech International, Inc.
1890 Maple Avenue, Suite 110
Evanston, Illinois 60201

Re: Office Lease for certain premises at 1890 Maple Avenue, Evanston, Illinois, between CHS Evanston One Associates, Limited Partnership (the "Landlord") and Immtech International, Inc. (the "Tenant"), dated December 5, 1991 (the "Lease") and as amended by that certain letter dated October 4, 1995 and as further amended by that certain letter dated February 29, 1996 and as further amended by that certain letter dated September 3, 1996 and as further amended by that certain letter dated November 21, 1996.

Dear Mr. Thompson:

We are writing this letter to you in connection with the renewal of the Lease for a one year term and all other modifications as set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

As we have discussed and agreed to, this letter is intended to set forth our agreement and to amend the terms of the Lease.

      1. The Lease as hereby extended for a term of one year from December 1, 1997 to November 30, 1998.

      2. The rent for the renewal term beginning on December 1, 1997 and ending on November 30, 1998 shall be $25,474.50, $13.50 per RSF, which shall be paid in equal month installments of $2,122.88.

      3. From and after December 1, 1997, Landlord or Tenant may terminate the Lease upon 30 days written notice to the other party.

If this reflects our agreement, please indicate by signing the enclosed copy of this letter and returning it to the undersigned by Tuesday, November 11, 1997.

Very truly yours,


Shaw Realty Services, Inc.
as Agent for Landlord

Agreed and accepted this 1st day of December, 1997.

Immtech International, Inc.

By: /s/ [ILLEGIBLE]
    -----------------------

Its: President
    -----------------------

November 18, 1998

Mr. Steve Thompson
Immtech International, Inc.
1890 Maple Avenue, Suite 110
Evanston, Illinois  60201

Re: Office Lease for certain premises at 1890 Maple Avenue, Evanston, Illinois, between CHS Evanston One Associates, Limited Partnership (the "Landlord") and Immtech International, Inc. (the "Tenant"), dated
      December 5, 1991 (the "Lease") and as amended by that certain letter dated October 4, 1995 and as further amended by that certain letter dated February 29, 1996 and as further amended by that certain letter dated September 3, 1996, and as further amended by that certain letter dated November 21, 1996, and as further amended by that certain letter dated December 1, 1997 and as further amended by that certain letter dated February 4, 1998.

Dear Mr. Thompson:

We are writing this letter to you in connection with the renewal of the Lease for a one year term and all other modifications as set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

As we have discussed and agreed to, this letter is intended to set forth our agreement and to amend the terms of the Lease.

      1. The Lease is hereby extended for a term of one year from December 1, 1998 to November 30, 1999.

      2. The rent for the renewal term beginning on December 1, 1998 and ending on November 30, 1999 shall be $28,191.78, $14.94 per RSF, which shall be paid in equal month installments of $2,349.32.

      3. From and after December 1, 1998, Landlord or Tenant may terminate the Lease upon 30 days written notice to the other party.

If this reflects our agreement, please indicate by signing the enclosed copy of this letter and returning it to the undersigned by Tuesday, December 1, 1998.


Very truly yours,


/s/ [ILLEGIBLE]

Shaw Realty Services, Inc.
as Agent for Landlord

Agreed and accepted this 19th day of November 1998.

Immtech International, Inc.


By: T. Stephen Thompson
    -------------------

Its: President & CEO
    -------------------